Exhibit 99.2

The following unaudited pro forma combined financial information is based on the financial statements of the Company and Infinitus Pay, Inc (“IP”).

IP is a Colorado limited liability company that provides the technology that enables organizations to perform cross border payments. The Company has its registered office address at 6635 S Dayton St Ste 310 PMB 236 Greenwood Village, CO 80111, which is also the principal place of business.

The notes to the unaudited pro forma condensed combined financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s results of operations or financial position that the Company would have reported had the Company’s acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future results of operation or financial position.

The unaudited pro forma combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma combined financial statements also do not include any integration costs, cost overlap or estimated future transaction costs that the companies expect to incur as a result of the acquisition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the results of the combined company. Per Rules 8-05, 11-01 and 11-02 of Regulation S-X, the historical financials of the companies are within one quarter of one another; therefore, no adjustments were made to the periods presented. The adjustments that are included in the following unaudited pro forma combined financial statements are described in Note 3 below, which includes the numbered notes that are marked in those financial statements.

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PRO FORMA FINANCIAL STATEMENTS

	September 30, 2025
	Historical
$ in thousands	AppTech Payments Corp.	Infinitus Pay, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$439	$21	$–		$460
Accounts receivable	96	60	–		156
Accounts receivable - related party	–	30	–		30
Prepaid expenses	30	–	–		30
Total current assets	565	111	–		676
Note receivable	250	–	–		250
Interest receivable	41	–	–		41
Right of use asset	36	–	–		36
Security deposit	37	–	–		37
Intangible assets, net of accumulated amortization	2,709	–	–		2,709
Goodwill	1,161	–	2,503	(1)(2)	3,664
Capitalized software development, net of accumulated amortization	1,447	361	–		1,808
TOTAL ASSETS	$6,246	$472	$2,503		$9,221

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,274	$175	$–		$2,449
Accrued liabilities	1,311	–	–		1,311
Notes payable	250	–	1,000	(3)	1,250
Convertible notes payable, net of discount of $120	900	–	–		900
Right of use liability	35	–	–		35
Total current liabilities	4,770	175	1,000		5,945
Long-term liabilities
Right of use liability, net of current portion	–	–	–		–
Notes payable, net of current portion	60	–	–		60
Total long-term liabilities	60	–	–		60
TOTAL LIABILITIES	$4,830	$175	$1,000		$6,005

Stockholders’ equity
Series A preferred stock	–	–	–		–
Common stock, $0.001 par value	34	250	(244)	(1)	40
Additional paid-in capital	176,311	29	1,765	(1)	178,105
Accumulated deficit	(174,929)	18	(18)	(1)	(174,929)
Total stockholders’ equity	1,416	297	1,503		3,216
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,246	$472	$2,503		$9,221

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	December 31, 2024
	Historical
$ in thousands	AppTech Payments Corp.	Infinitus Pay, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$868	$42	$–		$910
Accounts receivable	43	–	–		43
Accounts receivable - related party	–	12	–		12
Prepaid expenses	159	–	–		159
Other current assets	1,350	–	–		1,350
Total current assets	2,420	54	–		2,474
Right of use asset	86	–	–		86
Security deposit	86	–	–		86
Intangible assets, net of accumulated amortization	3,410	–	–		3,410
Goodwill	1,161	–	2,631	(1)(2)	3,792
Capitalized software development, net of accumulated amortization	1,823	147	–		1,970
TOTAL ASSETS	$8,986	$201	$2,631		$11,818

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,853	$32	$–		$1,885
Accrued liabilities	1,519	–	–		1,519
Notes payable	–	–	1,000	(3)	1,000
Deferred revenue	–	–	–		–
Right of use liability	68	–	–		68
Total current liabilities	3,440	32	1,000		4,472
Long-term liabilities
Right of use liability, net of current portion	18	–	–		18
Notes payable, net of current portion	61	–	–		61
Total long-term liabilities	79	–	–		79
TOTAL LIABILITIES	$3,519	$32	$1,000		$4,551

Stockholders’ equity
Series A preferred stock	–	–	–		–
Common stock, $0.001 par value	33	150	(144)	(1)	39
Additional paid-in capital	174,131	14	1,780	(1)	175,925
Accumulated deficit	(168,697)	5	(5)	(1)	(168,697)
Total stockholders’ equity	5,467	169	1,631		7,267
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,986	$201	$2,631		$11,818

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	September 30, 2025
	Historical
$ in thousands	AppTech Payments Corp.	Infinitus Pay, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenues	$735	$146	$–		$881
Revenues - related party	–	122	–		122
Cost of revenues	335	78	–		413
Gross profit	400	190	–		590

Operating expenses:
General and administrative expenses	4,493	103	–		4,596
Research and development expenses	2,015	74	–		2,089
Total operating expenses	6,508	177	–		6,685

Loss from operations	(6,108)	13	–		(6,095)

Other income (expenses)
Interest expense	(24)	–	–		(24)
Gain (loss) on debt extinguishment	13	–	–		13
Debt discount amortization	(50)	–	–		(50)
Other income (expenses)	(63)	–	–		(63)
Total other expenses	$(124)	$–	$–		$(124)

Loss before provision for income taxes	(6,232)	13	–		(6,219)

Provision for income taxes	–	–	–		–
					–
Net income (loss)	$(6,232)	$13	$–		$(6,219)
Deemed dividend related to warrant resets	–	–	–		–
Net loss attributable to common stockholders	$(6,232)	$13	$–		$(6,219)

Basic and diluted net loss per common share	$(0.19)	$–	$–		$(0.16)
Weighted-average number of shares used basic and diluted per share amounts	33,657,542	–	6,000,000	(3)	39,657,542

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	December 31, 2024
	Historical
$ in thousands	AppTech Payments Corp.	Infinitus Pay, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenues	$276	$–	$–		$276
Revenues - related party	–	12	–		12
Cost of revenues	52	–	–		52
Gross profit	224	12	–		236

Operating expenses:
General and administrative expenses	7,794	7	–		7,801
Research and development expenses	1,977	–	–		1,977
Total operating expenses	9,771	7	–		9,778

Loss from operations	(9,547)	5	–		(9,542)

Other income (expenses)
Interest expense	(646)	–	–		(646)
Gain (loss) on debt extinguishment	1,245	–	–		1,245
Other income (expenses)	15	–	–		15
Total other expenses	$614	$–	$–		$614

Loss before provision for income taxes	(8,933)	5	–		(8,928)

Provision for income taxes	–	–	–		–
					–
Net income (loss)	$(8,933)	$5	$–		$(8,928)
Deemed dividend related to warrant resets	(15)	–	–		(15)
Net loss attributable to common stockholders	$(8,948)	$5	$–		$(8,943)

Basic and diluted net loss per common share	$(0.35)	$–	$–		$(0.29)
Weighted-average number of shares used basic and diluted per share amounts	25,305,837	–	6,000,000	(3)	31,305,837

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NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma statements of operations and unaudited pro forma balance sheets for the periods presented , is based on the financial statements of the Company and Infinitus Pay, Inc. (“IP”), after giving effect to the Company’s acquisition of IP and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.  These pro forma financial statements present the combined results and financial position as though the acquisition had occurred on those dates (i.e., on the assumed acquisition dates used for each respective period or as of the balance sheet date presented).

NOTE 2 - ACQUISITION OF PREMIER AIR CHARTER, LLC

On October 31, 2025, the Company purchased all of the respective shares of IP held by the Shareholders in exchange for the consideration equal to (a) $2,000,000, less any Indebtedness of the Company, (b) an aggregate of One Million (1,000,000) newly-issued shares of the Company’s Common Stock, (3) an aggregate of Four Million (4,000,000) newly-issued shares of the Company’s Common Stock with certain lock-up provisions, and (d) 5-year warrants to purchase up to another Four Million (4,000,000) shares, in the aggregate, at an exercise price of $3.00 per share.

The acquisition was structured as a purchase of equity and is accounted for as a business combination with ASC 805, Business Combinations.

NOTE 3 - PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma combined financial information:

(1)	Reflects the elimination of the historical stockholders’ equity of the acquired company upon consummation of the acquisition, as the transaction is accounted for as a business combination.
(2)	Recognition of identifiable intangible assets and goodwill based on preliminary purchase price allocation.
(3)	Entered into a $1 million debt obligation and issued 1 million shares of common stock to a private investor to raise the other $1 million needed to acquire IP . Further issuance of 5 million shares to IP’s Sellers as consideration for its sale.

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